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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-104240) and related Prospectus of Corrections Corporation of America (the "Company") for the registration of $700,000,000 in the aggregate of debt securities, guarantees of debt securities, preferred stock, common stock and warrants and to the incorporation by reference in the Registration Statement and related Prospectus of our report dated February 7, 2003 (except with respect to the matters discussed in the last two paragraphs of Note 24, as to which the date is March 22, 2003), with respect to the 2002 and 2001 consolidated financial statements of the Company, included in the Company's Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                      /s/ ERNST & YOUNG LLP


Nashville, Tennessee
April 25, 2003